EXHIBIT (a)(4)

                               GRAPHON CORPORATION

                                 WITHDRAWAL FORM

If you previously elected to participate in the offer (the "Offer") by GraphOn Corporation ("GraphOn") described in the "Offer to Exchange Outstanding Options to Purchase Common Stock" dated June 24, 2003 (the "Offer to Exchange"), and you would like to change your prior election and withdraw your tendered options, you must complete the table below, sign and date this Withdrawal Form and deliver it to GraphOn pursuant to the instructions included in the Offer to Exchange, by not later than the expiration of the Offer. The Offer will expire at 5:00 p.m., Eastern Time on July 23, 2003, unless extended. If we extend the Offer, you may change your prior election and withdraw your tendered options at any time before the expiration of the extended deadline.

If you wish to withdraw any tendered option, you must withdraw all of your tendered options granted under that option grant, but you will not be required to withdraw any tendered options from any other option grant. Please list below your tendered options you wish to withdraw from the Offer.


                                                                  NUMBER OF
     GRANT DATE        EXERCISE PRICE         GRANT TYPE      ELIGIBLE OPTIONS
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If GraphOn receives one or more Election Forms and one or more Withdrawal Forms signed by you, GraphOn will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

Acknowledgment and Signature:

I previously signed, dated and delivered to GraphOn the Election Form, in which I elected to participate in the Offer. I now wish to change my prior election and withdraw some or all of my tender.

By signing and dating this Withdrawal Form below and delivering it to GraphOn pursuant to the instructions included in the Offer to Exchange, I voluntarily elect to change my prior election to participate in the Offer and withdraw my tendered options listed in the table above. I understand and acknowledge that if GraphOn accepts my withdrawal, my withdrawn eligible options will remain outstanding in accordance with their original terms and conditions and I will not receive any new options.



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Name                                       Social Security Number




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Signature                                  Date